UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Discretionary Cash Bonus Awards

On September 8, 2011, the Board of Directors of Clean Diesel Technologies, Inc. (the “Company”) approved upon recommendation of the Compensation and Nominating Committee (the “Compensation Committee”) the issuance of discretionary cash bonus awards to certain executive officers, as well as other key employees, in recognition of their ongoing contributions to the Company.

In its deliberations concerning the award of these bonuses, the Compensation Committee took into consideration the fact that no cash payouts were made in early 2011 under any discretionary incentive plans that employees were eligible for at such time due to the Company’s financial condition at that time. The Compensation Committee also considered that Catalytic Solutions, Inc. (“CSI”) similarly did not pay any cash bonuses to its employees (who are now employees of the Company) under the incentive plans for which such employees were eligible for the period prior to the Company’s business combination with CSI.

Charles F. Call, the Company’s Chief Executive Officer (its principal executive officer and a named executive officer), was awarded a discretionary cash bonus in the amount of $77,733.63. Nikhil A. Mehta, the Company’s Chief Financial Officer and Treasurer (its principal financial officer) was awarded a discretionary cash bonus in the amount of $39,179.30.

Restricted Share Unit Grant

On September 8, 2011, the Board of Directors approved upon recommendation of the Compensation Committee the grant of a restricted share unit (RSU) award under the Clean Diesel Technologies, Inc. 1994 Incentive Plan, as amended (the “Plan”), to Nikhil A. Mehta, Chief Financial Officer and Treasurer of the Company, in light of his extra efforts in the Company’s July 2011 public offering.

Pursuant to a Restricted Share Unit Agreement entered into by and between the Company and Mr. Mehta, the award of 13,334 shares will vest in full six (6) business days from the grant date. Issuance of the shares of Company common stock underlying the RSU is expected to occur on the vesting date. RSUs that have not vested at the time of the grantee’s termination of service, for any or no reason, will be forfeited.

The foregoing summary of the RSU award does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Share Unit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K as well as to the Clean Diesel Technologies, Inc. 1994 Incentive Plan, as amended, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1 †	Form of Clean Diesel Technologies, Inc. Restricted Share Unit Agreement (incorporated by reference to Exhibit 10.1 to Clean Diesel Technologies, Inc.’s Current Report on Form 8-K filed on June 13, 2011).
10.2 †	Clean Diesel Technologies, Inc. 1994 Incentive Plan as amended through June 11, 2002 (incorporated by reference to Exhibit 10(d) to Clean Diesel Technologies, Inc.’s Annual Report on Form 10-K filed on March 30, 2007).

† Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

September 9, 2011

By:  /s/ Nikhil A. Mehta
Name:  Nikhil A. Mehta
Title: Chief Financial Officer and Treasurer